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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              COLEMAN HOLDINGS INC.

                  Coleman Holdings Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is Coleman Holdings Inc. (the "Corporation").

                  2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 7, 1997.

                  3. The Certificate of Ownership and Merger of the Corporation, which merged Coleman Holdings Inc., a wholly owned subsidiary of the Corporation, with and into the Corporation, with the surviving entity named Coleman Holdings Inc., was filed with the Secretary of State of the State of Delaware on July 15, 1997.

                  4. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in the name of the Corporation to CLN Holdings Inc. Accordingly, Article FIRST of the Certificate of Incorporation is amended to read as follows:

                  "FIRST: The name of the Corporation is CLN Holdings Inc. (hereinafter the "Corporation")."

                  5. The amendment set forth above has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Coleman Holdings Inc. has caused this Certificate of Amendment to be executed in its corporate name on this 4th day of September 1997.

                                           COLEMAN HOLDINGS INC.

                                              By:   /s/  Glenn P. Dickes
                                                    --------------------------
                                                    Glenn P. Dickes
                                                    Vice President and Secretary